Exhibit 99.1

Signature Group Holdings, Inc. Reports First Quarter 2013 Results

First Quarter Highlights Include Strong Industrial Supply Sales Growth and Reductions in SG&A Costs

SHERMAN OAKS, Calif., May 15, 2013 - Signature Group Holdings, Inc. (OTCQX: SGGH), a diversified enterprise with current principal activities in industrial supply and special situations finance, today announced financial results for its quarter ended March 31, 2013.

“The results for the first quarter of 2013 reflect a number of positive developments within the Company, including continued strong growth in Industrial Supply’s sales and earnings,” stated Chris Colville, CEO of Signature. “We continue to leverage growth opportunities and cost containment efforts across the organization.”

The Company’s net loss for the first quarter of 2013 was $2.8 million, or $0.02 per share, compared to a net loss of $1.2 million, or $0.01 per share, reported for the first quarter of 2012.

Comparatively, the 2013 quarterly results include a $1.5 million (or $0.01 per share) non-cash charge related to the Company’s common stock warrant liability while the 2012 quarterly results included a $2.8 million (or $0.02 per share) non-cash benefit resulting from a change in the market valuation allowance on loans held for sale.

Quarterly Results

Operating revenues from continuing operations were $9.6 million in the first quarter of 2013 compared to $12.1 million in the first quarter of 2012. The decrease is primarily related to the change in market valuation allowance on loans held for sale from a one-time $2.8 million increase in first quarter 2012 revenue within Signature Special Situations. Adjusting for the market valuation allowance in 2012, operating revenues increased 3.2 percent over the prior year period.

Operating costs declined $1.0 million, primarily from a reduction in selling, general and administrative expenses (“SG&A”). SG&A as a percent of sales declined to 37.2 percent versus 39.3 percent in the year ago quarter, reflecting in part the Company’s cost reduction initiatives. The operating loss in the first quarter of 2013 was $0.6 million, compared to a $0.8 million operating profit in the first quarter of 2012. Adjusting for the previously mentioned $2.8 million change in market valuation allowance on loans held for sale, the operating loss in 2013 improved $1.3 million over the first quarter of 2012.

EBITDA and Adjusted EBITDA from continuing operations were $(0.7) million and $1.1 million, respectively, for the first quarter of 2013, compared to $2.4 million and zero, respectively, for the first quarter of 2012. The $1.1 million improvement in Adjusted EBITDA in the first quarter of 2013 was primarily driven by the aforementioned operating cost reductions and the increase in net earnings within Industrial Supply. (See Non-GAAP Financial Measures below for more information about EBITDA and Adjusted EBITDA, and a reconciliation to the most comparable GAAP measures.)

At March 31, 2013, the Company had $51.6 million in cash and cash equivalents and $60.7 million of working capital. Total debt was $50.7 million.

Key Segment Developments

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Net earnings for the Industrial Supply segment increased 17.8 percent on a 6.8 percent net sales increase year-over-year. Inventory grew 6.7 percent in advance of the opening of a new warehouse facility in Washington state as well as in preparation for the seasonally stronger second quarter when demand for replacement circuit breakers begins to increase.

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Signature Special Situations recorded a $0.3 million gain during the quarter from the sale of its remaining corporate bond position. Subsequent to the end of the first quarter, Signature Special Situations sold its performing residential loan portfolio. The Company received gross proceeds of approximately $18.9 million and will record a gain of $3.8 million in the second quarter.

•

SG&A expenses within Corporate and Other decreased $1.4 million year-over-year from cost reduction programs instituted in 2012, reduced litigation, and the absence of $0.2 million in proxy costs recorded in the prior year quarter.

“Our Industrial Supply business continues to perform well and we anticipate opening a second new warehouse later this year in the Southeast. In addition, we expect to close on the sale of the nonperforming residential loan portfolio and certain real estate owned in the Signature Special Situations segment by the end of the month. Our opportunistic loan sales have given us added financial flexibility to expand ongoing operations and for potential acquisition activity,” concluded Mr. Colville.

About Signature Group Holdings, Inc.

Signature is a diversified enterprise with current principal activities in industrial supply and special situations finance. Signature has significant capital resources and is actively seeking additional acquisitions as well as growth opportunities for its existing businesses. Signature has federal net operating loss tax carryforwards of approximately $886.9 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This earnings release contains forward-looking statements, which are based on our current expectations, estimates, and projections about our business and prospects, as well as management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company’s expansion and business strategies and anticipated growth opportunities, as well as our future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the demand for our Industrial Supply products; our ability to successfully identify, consummate and integrate the acquisitions of other businesses; our ability to open warehouses in additional geographic regions; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports on Form 8-K.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for Signature’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). Signature has filed a preliminary proxy statement and other documents regarding the 2013 Annual Meeting with the Securities and Exchange Commission (the “SEC”) and will provide a definitive proxy statement and a WHITE proxy card to the stockholders of record entitled to vote at the 2013 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, SIGNATURE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSALS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2013 ANNUAL MEETING.

Investors are able to obtain the preliminary proxy statement, the definitive proxy statement, when it becomes available, and other relevant materials free of charge at the SEC’s website (http://www.sec.gov). In addition, documents filed with the SEC by Signature, including the proxy statement and Signature’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, are available free of charge from Signature, at Signature’s website (http://www.signaturegroupholdings.com) or upon written request directed to: Signature Group Holdings, Inc., Attn: Investor Relations, 15303 Ventura Blvd., Suite 1600, Sherman Oaks, CA 91403.

Participants in the Solicitation

Signature and its directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from Signature’s stockholders with respect to the matters to be considered at the 2013 Annual Meeting. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these persons are described in Signature’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed by Signature with the SEC on April 1, 2013, and as amended on April 30, 2013, and will be described in Signature’s definitive proxy statement to be filed with the SEC relating to its 2013 Annual Meeting.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, SVP and Treasurer

(805) 435-1255

invrel@signaturegroupholdings.com

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Signature Group Holdings, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2013	2012
Operating revenues:
Industrial Supply	$8,372	$7,843
Signature Special Situations	1,204	4,233
Corporate and Other	—	—

Total operating revenues	9,576	12,076

Operating costs:
Cost of goods sold	5,272	4,818
Selling, general and administrative	3,564	4,745
Interest expense	991	1,095
Amortization of intangibles	397	586

Total operating costs	10,224	11,244

Operating profit (loss)	(648)	832

Other income (expense):
Change in fair value of common stock warrant liability	(1,450)	3
Reorganization items, net	—	(95)
Other	13	(55)

Total other income (expense)	(1,437)	(147)

Earnings (loss) from continuing operations before income taxes	(2,085)	685
Income tax expense	78	46

Earnings (loss) from continuing operations	(2,163)	639
Loss from discontinued operations, net of income taxes	(605)	(1,885)

Net loss	(2,768)	(1,246)
Loss attributable to noncontrolling interest	—	—

Net loss attributable to Signature Group Holdings, Inc.	$(2,768)	$(1,246)

LOSS PER SHARE:
Basic and diluted:
Earnings (loss) from continuing operations	($0.02)	$0.01
Loss from discontinued operations, net of income taxes	—	(0.02)

Net loss attributable to Signature Group Holdings, Inc.	$(0.02)	$(0.01)

Signature Group Holdings, Inc.

Consolidated Balance Sheets

	March 31,	December 31,
(Dollars in thousands)	2013	2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$51,599	$53,699
Investment securities, available for sale	—	3,060
Trade accounts receivable, net	3,525	3,607
Inventory	10,936	10,247
Loans receivable, net due within one year	2,529	620
Other current assets	994	1,266
Current assets of discontinued operations	3,219	3,614

Total current assets	72,802	76,113
Loans receivable, net	23,426	23,752
Intangible assets, net	3,924	4,329
Goodwill	17,780	17,780
Other noncurrent assets	3,059	3,087
Noncurrent assets of discontinued operations	633	650

TOTAL ASSETS	$121,624	$125,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,386	$2,222
Lines of credit	4,500	1,000
Contingent consideration due within one year	—	4,000
Long-term debt due within one year	3,511	3,490
Other current liabilities	726	1,009
Current liabilities of discontinued operations	2,148	2,292

Total current liabilities	12,271	14,013
Long-term debt	42,663	43,562
Common stock warrant liability	3,800	2,350
Other noncurrent liabilities	54	60
Noncurrent liabilities of discontinued operations	7,250	7,500

TOTAL LIABILITIES	66,038	67,485

TOTAL SHAREHOLDERS’ EQUITY	55,586	58,226

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$121,624	$125,711

Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. EBITDA and Adjusted EBITDA are not measures computed in accordance with GAAP. EBITDA and Adjusted EBITDA are presented and discussed in the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations in its filings with the Securities and Exchange Commission, because management believes they enhance the understanding of the financial performance of the Company’s operating segments by investors and lenders. As a complement to financial measures provided in accordance with GAAP, management believes that EBITDA and Adjusted EBITDA assist investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because EBITDA and Adjusted EBITDA are not measures computed in accordance with GAAP, they are not intended to be presented herein as a substitute for net earnings (loss) as an indicator of operating performance. EBITDA and Adjusted EBITDA are primarily performance measurements used by our senior management and the Company’s Board of Directors to evaluate certain operating results.

We calculate EBITDA, and Adjusted EBITDA, as earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, which is then adjusted to remove or add back certain items, or Adjusted EBITDA. These items are identified below in the reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA from continuing operations. Net earnings (loss) is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA.

Our calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies for non-GAAP measures having the same or similar names; therefore, our calculations may not be comparable to those of other companies.

The following tables present our reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA from continuing operations for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
(Dollars in thousands)	2013	2012
Net earnings (loss) from continuing operations	$(2,163)	$639
Plus:
Interest	991	1,095
Taxes	78	46
Depreciation	19	18
Amortization of intangibles	397	586

EBITDA from continuing operations	(678)	2,384

Adjustments:
Change in fair value of common stock warrant liability	1,450	(3)
Change in fair value of contingent consideration	—	74
Change in market valuation allowance on loans held for sale	—	(2,776)
Share-based compensation	372	351
Accretion of discounts	(112)	(239)
Amortization of other capitalized costs	18	13
Incremental proxy contest legal and professional fees	—	206

Total adjustments	1,728	(2,374)

Adjusted EBITDA from continuing operations	$1,050	$10

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